                         NOTICE OF GURANTEED DELIVERY

                                      for

                           Tender of all Outstanding
                                12% Senior Notes
                               due 2003, Series A
                                in Exchange for
                      12% Senior Notes due 2003, Series B

                                       of

                               UNISYS CORPORATION


          Registered holders of outstanding 12% Senior Notes due 2003, Series A (the "Old Notes"), who wish to tender their Old Notes in exchange for a like principal amount of 12% Senior Notes due 2003, Series B (the "New Notes"), and whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Bank of Montreal Trust Company (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone) or mail to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering Old Notes" in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                         BANK OF MONTREAL TRUST COMPANY

                       By Hand, Mail or Overnight Express

                         Bank of Montreal Trust Company
                           77 Water Street, 4th Floor
                           New York, New York  10005
                     Attention:  Corporate Trust Department

                                 By Facsimile:
                                 (212) 701-7684
                        (For Eligible Institutions Only)

                                   Telphone:
                                 (212) 701-7650

          Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

          This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

          The undersigned hereby tenders the principal amount of Old Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated _________, 1996 of Unisys Corporation (the "Prospectus"), receipt of which is hereby acknowledged.

                       DESCRIPTION OF SECURITIES TENDERED

Name and address of registered
holder as it appears on the 12%
Senior Notes due 2003, Series A     Certificate Number(s)    Principal Amount of
("Old Notes") (Please Print)        of Old Notes Tendered    Old Notes Tendered
________________________            ______________________   __________________

________________________            ______________________   __________________

________________________            ______________________   __________________

________________________            ______________________   __________________


                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                    (Not to be used for signature guarantee)

          The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at its address set forth above, the certificates representing the Old Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:    _________________________    _______________________________
                                              (Authorized Signature)

Address:  ________________________________    Title: ________________________

__________________________________________    Name: _________________________
                                (Zip Code)          (Please type or print)

Area Code and Telephone Number:               Date: _________________________

__________________________________________

          NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.